EXHIBIT NO. 99.(h) 4

AMENDMENT TO SHAREHOLDER SERVICING AGREEMENTS

WHEREAS, each of the investment companies listed on Annex A hereto (each a “Fund” and collectively the “Funds”) is a party to a Shareholder Servicing Agreement, as amended, (the “Agreements”) with MFS Service Center, Inc. (“MFSC”); and

WHEREAS, the Funds and MFSC wish to clarify MFSC’s responsibilities in implementing, maintaining and complying in all material respects with policies and procedures reasonably designed to address the requirements of applicable state and federal laws and regulations regarding the security, protection and confidentiality of records and data of the MFS Funds that contain personal information to which MFSC is given access.

NOW, THEREFORE, MFSC and each of the Funds listed on Annex A agree to amend their respective Agreements as follows:

Section 1.  Section 3 of each Agreement is amended to add the following to the end of that Section:

“MFSC agrees to implement, maintain and comply in all material respects with policies and procedures (collectively, the “Information Security and Privacy Policies”) reasonably designed to address the requirements of applicable state and federal laws and regulations regarding the security, protection and confidentiality of records and data of the MFS Funds that contain personal information (“PI”) to which MFSC is given access, including Massachusetts General Law, ch. 93H and the regulations thereunder.  MFSC agrees that the Information Security and Privacy Policies shall address: (i) administrative, technical, and physical safeguards for the protection of records and data that contain PI; (ii) detection of unauthorized access to or use of PI for unauthorized purposes; and (iii) the proper destruction of such records and data so that the information contained therein cannot be practicably read or reconstructed.  MFSC shall provide such reports to the MFS Funds Board of Trustees or a committee thereof as may be required by the

Information Security and Privacy Policies or otherwise reasonably requested.”

Section 2.  This Amendment shall be construed under and shall be governed by the laws of The Commonwealth of Massachusetts, and the parties hereto agree that proper venue of any action with respect hereto shall be Boston, Massachusetts.

Section 3.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate original by its officers thereunto duly authorized, as of February 15, 2011.

MFS SERVICE CENTER, INC.

By:	MAUREEN LEARY-JAGO
Maureen Leary-Jago, President

Each of the Funds listed on Annex A

By:	SUSAN S. NEWTON
Susan S. Newton
Assistant Secretary

ANNEX A TO AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT

FUND NAME	ACRONYM

Massachusetts Investors Trust	MIT

Massachusetts Investors Growth Stock Fund	MIG

MFS SERIES TRUST I
MFS Cash Reserve Fund	MCF
MFS Core Equity Fund	RGI
MFS Core Growth Fund	CGF
MFS New Discovery Fund	NDF
MFS Research International Fund	RIF
MFS Technology Fund	SCT
MFS Value Fund	EIF

MFS SERIES TRUST II
MFS Growth Fund	MEG

MFS SERIES TRUST III
MFS High Income Fund	MFH
MFS High Yield Opportunities Fund	HYO
MFS Municipal High Income Fund	MMH

MFS SERIES TRUST IV
MFS Government Money Market Fund	MMG
MFS Mid Cap Growth Fund	OTC
MFS Money Market Fund	MMM

MFS SERIES TRUST V
MFS International New Discovery Fund	MIO
MFS Research Fund	MFR
MFS Total Return Fund	MTR

MFS SERIES TRUST VI
MFS Global Equity Fund	MWE
MFS Global Total Return Fund	MWT
MFS Utilities Fund	MMU

MFS SERIES TRUST VII
MFS Asia Pacific Ex-Japan Fund	AXJ
MFS European Equity Fund	EEQ
MFS Latin American Equity Fund	LEQ

MFS SERIES TRUST VIII
MFS Global Growth Fund	WGF
MFS Strategic Income Fund	MSI

MFS SERIES TRUST IX
MFS Bond Fund	MFB
MFS Limited Maturity Fund	MLM
MFS Municipal Limited Maturity Fund	MML
MFS Research Bond Fund	RBF
MFS Research Bond Fund J	RBJ
MFS Inflation-Adjusted Bond Fund	IAB

MFS SERIES TRUST X
MFS Absolute Return Fund	ART
MFS Aggressive Growth Allocation Fund	AGG
MFS Conservative Allocation Fund	CON
MFS Emerging Markets Debt Fund	EMD
MFS Emerging Markets Equity Fund	FEM
MFS Global Bond Fund	GLB
MFS Growth Allocation Fund	GRO
MFS International Diversification Fund	MDI
MFS International Growth Fund	FGF
MFS International Value Fund	FGI
MFS Moderate Allocation Fund	MOD

MFS SERIES TRUST XI
MFS Blended Research Core Equity Fund	UNE
MFS Mid Cap Value Fund	MDV

MFS SERIES TRUST XII
MFS Lifetime Retirement Income Fund	LRT
MFS Lifetime 2010 Fund	ML1
MFS Lifetime 2020 Fund	ML2
MFS Lifetime 2030 Fund	ML3
MFS Lifetime 2040 Fund	ML4
MFS Lifetime 2050 Fund	ML5
MFS Sector Rotational Fund	MSR

MFS Series Trust XIII
MFS Diversified Income Fund	DIF
MFS Global Real Estate Fund	GRE

MFS Government Securities Fund	MGS

MFS Series Trust XIV
MFS Institutional Money Market Portfolio	IMM

MFS Series Trust XV
MFS Commodity Strategy Fund	CMS
MFS Diversified Target Return Fund	DTR

MFS SERIEST TRUST XVI
MFS Global Multi-Asset Fund	GMA

MFS MUNICIPAL SERIES TRUST
MFS Alabama Municipal Bond Fund	MAL
MFS Arkansas Municipal Bond Fund	MAR
MFS California Municipal Bond Fund	MCA
MFS Florida Municipal Bond Fund	MFL
MFS Georgia Municipal Bond Fund	MGA
MFS Maryland Municipal Bond Fund	MMD
MFS Massachusetts Municipal Bond Fund	MMA
MFS Mississippi Municipal Bond Fund	MMP
MFS Municipal Income Fund	MMI
MFS New York Municipal Bond Fund	MNY
MFS North Carolina Municipal Bond Fund	MNC
MFS Pennsylvania Municipal Bond Fund	MPA
MFS South Carolina Municipal Bond Fund	MSC
MFS Tennessee Municipal Bond Fund	MTN
MFS Virginia Municipal Bond Fund	MVA
MFS West Virginia Municipal Bond Fund	MWV

MFS INSTITUTIONAL TRUST
MFS Institutional International Equity Fund	IIE
MFS Institutional Large Cap Value Fund	ILV

MFS VARIABLE INSURANCE TRUST
MFS Core Equity Series	VVS
MFS Growth Series	VEG
MFS Global Equity Series	VGE
MFS High Income Series	VHI

MFS Investors Growth Stock Series	VGS
MFS Investors Trust Series	VGI
MFS Mid Cap Growth Series	VMG
MFS New Discovery Series	VND
MFS Research Series	VFR
MFS Research Bond Series	VFB
MFS Research International Series	VRI
MFS Strategic Income Series	VWG
MFS Total Return Series	VTR
MFS Utilities Series	VUF
MFS Value Series	VLU